UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EX-10.1

INDEX

Page
Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 — Financial Statements and Exhibits	3
Signatures	4

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Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On October 30, 2009, Bank of Granite (the “Bank”), the principal subsidiary of Bank of Granite Corporation, amended its Salary Continuation Plan, effective November 1, 2009. The amendment provides that no additional benefits will accrue under the plan after October 31, 2009. Participants’ vested benefits accrued as of October 31, 2009 will be frozen, and no new members will enter the plan after October 31, 2009. After October 31, 2009, no changes in a participant’s compensation from the Bank or additional service with the Bank will affect the calculation of the participant’s benefits under the plan. Participants will not earn additional vesting service under the plan for service performed with the Bank after October 31, 2009. After October 31, 2009, the benefits paid under the plan in the event of (i) a separation from service within 2 years following a change in control, or (ii) death while actively employed by the Bank on a full-time basis, will be determined, calculated and paid in the same manner as early termination of service benefits, except that a payment made on account of death will commence 60 days following a separation from service. The full text of the amendment is filed herewith as Exhibit 10.1 to this current report.
Item 9.01 — Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.1	Amendment to Bank of Granite Salary Continuation Plan dated October 30, 2009

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Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation
November 5, 2009	By:	/s/ Jerry A. Felts
Jerry A. Felts
Chief Operating Officer and Chief Financial Officer

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